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        UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 24, 1998


                     GERBER SCIENTIFIC, INC.
                -----------------------------------
                   (Exact name of Registrant as
                    specified in its charter)


           CONNECTICUT              1-5865          06-0640743
 ------------------------------  ------------  --------------------
  (State or other jurisdiction    (Commission    (I.R.S. Employer
       of incorporation or         File No.)   Identification No.)
          organization)


 83 Gerber Road West, South Windsor, Connecticut         06074
--------------------------------------------------  ---------------
     (Address of principal executive offices)         (Zip Code)



Registrant's Telephone Number, including area       (860) 644-1551
code:                                               ---------------



                         Not applicable
                     -----------------------
  (Former name or former address, if changes since last report)

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Item 5. Other Events.

See the following press release, dated March 24, 1998, announcing recommended cash offers for Spandex PLC.



Contact:  Gary  K. Bennett             For Immediate Release
         (860) 648-8004                       March 24, 1998


       Gerber Scientific, Inc. Announces Recommended Cash
   Offers for Spandex PLC Acquisition of European Distributor
     Will Enhance Gerber's Position in Global Signmaking and
                    Specialty Graphics Markets

South Windsor, CT-Gerber Scientific, Inc. (NYSE: GRB), the world's leading supplier of automated manufacturing systems for the signmaking, apparel, ophthalmic, and other industries, today announced cash offers for the entire issued and to-be-issued share capital of UK-based Spandex PLC (LSE: SPA), the largest distributor of equipment and related materials to the signmaking industry in Europe and North America.

Gerber Scientific is offering 325 pence in cash, with a Loan Note Alternative, for each Ordinary Share of Spandex, and 325 pence with a Loan Note Alternative, for each Spandex "A" Share. These two offers, for the entire issued and to-be-issued share capital of Spandex, value the company at approximately 109.2 million pounds sterling (approximately $183 million). The offers have been unanimously recommended by the board of directors of Spandex. Gerber Scientific has received irrevocable undertakings to accept its offer from the founder and Chairman of Spandex, Charles E. Dobson, and from others, in respect of shares representing in aggregate, 54.5 percent of the total Ordinary and "A" Shares of Spandex.

In its results for the year ended December 31, 1997, announced on March 10, 1998, Spandex reported profit before tax of 9.0
million pounds sterling ($14.8   million),  on  revenues  of   101.3
million pounds sterling ($167   million).    Gerber  Scientific
anticipates   that   the acquisition, which is expected to close
in May 1998, will make a positive contribution to its earnings for its next fiscal year which begins May 1, 1998. Upon completion of the transaction, Spandex will become a wholly owned  subsidiary
of Gerber Scientific, Inc. Another  of  Gerber Scientific's   wholly
owned  subsidiaries,   Gerber Scientific Products  (GSP),  produces
the automated signmaking systems for which Spandex has served as principal distributor in most of Europe for many years. More recently, Spandex has become a distributor for GSP in North
America.   The  products  of  GSP represented approximately 12 percent of Spandex's 1997 revenue.

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"Through  the  sales and marketing expertise of Spandex  and  the
engineering   and  manufacturing  capabilities  of  GSP,   Gerber
Scientific  will  be positioned to exploit opportunities  in  the
rapidly  growing signmaking and specialty graphics  markets.   We
will also secure a very familiar, high-quality distribution channel for our own products, as well as those of third parties in the signmaking industry," said Mr. George M. Gentile, Chairman and Chief Executive Officer of Gerber Scientific. "We believe Spandex's business model can be replicated in other geographic markets, such as South America, Central America, Eastern Europe, and Asia, where there are significant opportunities for the two companies' products," continued Mr. Gentile.

Mr. Charles E. Dobson, the founder and Chairman of Spandex, said, "Spandex is pleased to announce this merger with Gerber Scientific. We have a longstanding business relationship which is now set to prosper further. Together, we will benefit from the closer alignment of Gerber Scientific's skills as an inventive manufacturer and those of Spandex as a marketer and distributor."

Gerber Scientific expects to mail the formal offer document to Spandex shareholders shortly.

Schroders  is  Gerber  Scientific's  financial  advisor  for  the
transaction.   Spandex  is  represented  by  Dresdner   Kleinwort
Benson.   Financing  for the transaction  is  being  provided  by
Wachovia Bank, N.A.

GSP revolutionized signmaking in the early 1980s by introducing automation systems that sharply reduced laborious manual work while enhancing signmaker creativity, graphic impact, and sign durability. Typical GSP end users are sign shops or screen printers, and also include large specialized users such as point-of-sale marketing organizations, fabricators, entertainment complexes, and race-car-teams. GSP had revenues of $116 million for the fiscal year ending April 30, 1997.

Gerber Scientific, Inc., the parent company of GSP, reported net earnings of $16.3 million, or $0.70 diluted earnings per share, on revenues of $310.2 million for the nine months ended January 31, 1998. In the same period last year, the Company reported net earnings of $10.9 million, or $0.47 diluted earnings per share, on revenues of $275.4 million. For the fiscal year ended April 30, 1997, the Company had revenues of $380.9 million and net earnings of $16.0 million, or $0.69 diluted earnings per share.

Gerber Scientific, Inc. is a rapidly growing provider of advanced computer-based systems and equipment to a broad range of industries seeking to automate product design, pre-production, manufacturing, and quality control. Industries served include apparel and sewn goods, signmaking, graphic arts, ophthalmic, automotive, and aerospace. In addition to GSP, Gerber Scientific has three other principal subsidiaries: Gerber Garment Technology, the world leader in providing automation solutions to the apparel and sewn goods industries, from conceptual design through assembly; Gerber Systems Corporation, a supplier of computer automated systems for the commercial printing and electronics industries; and Gerber Coburn, the world leader in ophthalmic lens processing systems used in all aspects of surfacing prescriptions in lens blanks and in matching lenses to fit patients' frames.

Founded in 1976 and headquartered in Bristol, England, Spandex is a leading marketer and distributor of equipment and related materials to the sign and allied industries. Operating out of 13 countries in Europe, Spandex has more recently acquired sign supplies distribution companies in Canada and the U.S. Spandex is engaged in three main activities: the distribution of signmaking systems, the distribution of signmaking materials, and materials manufacturing. In signmaking systems, the company markets, distributes, and supports computer-controlled signmaking equipment such as vinyl cutting plotters, specialist sign printers, and routers manufactured by GSP. In signmaking materials, the company supplies a comprehensive range of signmaking materials including self-adhesive vinyl, banner materials, specialist signmaking films, application tapes, and sign blanks and substrates, as well as extruded aluminum sign systems and plastic components. In materials manufacturing, the company manufactures self-adhesive vinyl films for the sign and allied industries in addition to labeling films for the packaging markets through its wholly-owned subsidiary, Ultramark Adhesive Products Limited.

In addition to the historical information contained herein, there are matters discussed which are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            GERBER SCIENTIFIC, INC.
                            ------------------------
                                  (Registrant)



Date:   March 31, 1998      By:  / s / Gary K. Bennett
        ------------------       ---------------------------------
                                 Gary K. Bennett
                                 Senior Vice President, Finance
                                 and Principal Accounting Officer